Exhibit 10.43

INDEMNITY AGREEMENT

THIS AGREEMENT, made and entered into on and as of the 11th day of June, 2004, (the “Agreement”), is by and between BNS Co., a Delaware corporation, (the “Company”, which term shall include any one or more of its subsidiaries where appropriate and shall include such additional successors as are defined below), and [                                         ] (the “Indemnitee”):

RECITALS

WHEREAS, highly competent persons are becoming more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation; and,

WHEREAS, the uncertainties otherwise relating to indemnification have increased the difficulty of attracting and retaining such persons; and,

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s shareholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; and,

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, Indemnitee is willing to serve, continue to serve and/or to take on additional service for or on behalf of the Company on the condition that he be so indemnified; and

WHEREAS, the Board believes that the same D&O insurance should be available for all directors and officers of the Company;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1. Services by Indemnitee. Indemnitee agrees to serve or continue to serve as [a/an officer/director or an officer and director] of the Company. This Agreement shall not impose any obligation on the Indemnitee or the Company to continue the Indemnitee’s position with the Company beyond any period otherwise applicable.

2. General. The Company shall indemnify and shall advance Expenses (as herein-after defined) to Indemnitee as provided in this Agreement and to the fullest extent permitted by law.

3. Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his Corporate Status, (as hereinafter defined), he is, or is threatened to be made, a party to or participate in any threatened, pending, or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company. Pursuant to this Section 3, Indemnitee shall be indemnified against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

4. Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4, if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participate in any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company if such indemnification is not permitted by Delaware law; provided, however, that indemnification against Expenses shall nevertheless be made by the Company in such event to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine.

5. Indemnification for Expenses of a Party who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal or withdrawal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

7. Additional Indemnification.

Notwithstanding any limitation in Sections 3, 4, or 5, the Company shall indemnify Indemnitee if he is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines, and amounts paid in settlement (including all interest, assessments, and other charges paid or payable in connection with such Expenses, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by him or on his behalf in connection with the Proceeding. No indemnity shall be made under this Section 7(a) on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Company or its stockholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

8. Contribution in the Event of Joint Liability.

(a) To the fullest extent permissible under applicable law, if the indemnification rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason, the Company, in lieu of indemnifying Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, amounts paid or to be paid in settlement and/or Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment. Additionally, the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b) The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(c) The Company agrees to fully indemnify Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company who may be jointly liable with Indemnitee.

9. Advance of Expenses. The Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within twenty days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. All advances provided for in this Section 9 shall be unsecured and interest-free. Advances shall include all reasonable Expenses incurred in pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and furnishing statements to the Company to support the requested advances.

10. Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b) Upon written request by Indemnitee for indemnification pursuant to Section 10(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee (unless Indemnitee shall request that such determination be made by the Board of Directors or the shareholders, in which case the determination shall be made in the manner provided below in clauses (ii) or (iii); (ii) if a Change in Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee or (C) by the shareholders of the Company; or (iii) as provided in Section 11(b) of this Agreement; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating shall be borne by the Company (irrespective of the determination), and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(b) of this Agreement, the Independent Counsel shall be selected as provided in this Section 10(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may within 7 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 18 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within 20 days after sub-mission by Indemnitee of a written request for indemnification pursuant to Section 10(a) hereof, no Independent Counsel shall have been selected or if selected, shall have been objected to, in accordance with this Section 10(c), either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is favorably re-solved or the person so appointed shall act as Independent Counsel under Section 10(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 10(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 10(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12(a)(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

11. Presumptions and Effect of Certain Proceedings.

(a) If a Change in Control shall have occurred in making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a) of this Agreement, and the Company shall have the burden of proof to over-come that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(b) If the person, persons or entity empowered or selected under Section 10 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made such determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made, and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 11(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 10(b) of this Agreement and if (A) within 15 days after receipt by the Company of the request for such determination the Board of Directors has resolved to submit such determination to the shareholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, (B) a special meeting of shareholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(b) of this Agreement.

(c) The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

12. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 9 of this Agreement, (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(b) of this Agreement and such determination shall not have been made and delivered in a written opinion within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 11 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of

Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change in Control shall have occurred in any judicial proceeding or arbitration commenced pursuant to this Section 12, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) If a determination shall have been made or deemed to have been made pursuant to Section 10 or 11 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Company shall be precluded from asserting in any judicial proceedings or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e) In the event that Indemnitee, pursuant to this Section 12, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 18 of this Agreement) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

(f) The Company and Indemnitee agree that, at some later date, a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm, and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions, and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Company hereby waives any such requirement of such a bond or undertaking.

13. Establishment of Trust. In the event of a Potential Change in Control (or in the event of a Change in Control if such change has already happened), the Company shall, upon written request by Indemnitee, create a “Trust” for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund such Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in or defending any Proceedings, and any and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties and amounts paid in settlement) in connection with any and all Proceedings from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The trustee of the Trust (the “Trustee”) shall be a bank or trust company or other individual or entity chosen by the Indemnitee and reasonably acceptable to the Company. Nothing in this Section 13 shall relieve the Company of any of its obligations under this Agreement. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by mutual agreement of the Indemnitee and the Company or, if the Company and the Indemnitee are unable to reach such an agreement, by Independent Counsel selected in accordance with Section 10(c) of this Agreement. The terms of the Trust shall provide that, except upon the consent of both the Indemnitee and the Company, upon (or after) a Change in Control: (a) the Trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee; (b) the Trustee shall advance, to the fullest extent permitted by applicable law, within two (2) business days of a request by the Indemnitee and upon the execution and delivery to the Company of an undertaking providing that the Indemnitee undertakes to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified or otherwise paid in lieu thereof by the Company, any and all Expenses to the Indemnitee; (c) the Trust shall continue to be funded by the Company in accordance with the funding obligations set forth above; (d) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification or other payment pursuant to this Agreement or otherwise; and (e) all unexpended funds in such Trust shall revert to the Company upon mutual agreement by the Indemnitee and the Company or, if the Indemnitee and the Company are unable to reach such an agreement, by Independent Counsel selected in accordance with Section 10(c) of this Agreement, that the Indemnitee has been fully indemnified or otherwise paid in lieu thereof under the terms of this

Agreement. The Trust shall be governed by Delaware law (without regard to its conflicts of laws rules) and the Trustee shall consent to the exclusive jurisdiction of the Delaware Court in accordance with Section 23 of this Agreement. The failure of an Indemnitee to request for such Trust upon a Potential Change in Control or upon a Change in Control shall not preclude the Indemnitee from making a request for such trust at any time thereafter.

14. Security. In addition to the provision for a Trust required under certain circumstances by Section 13, to the extent requested by the Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust, or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

15. Non-Exclusivity; Succession and the Like, Duration of Agreement, Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s certificate of incorporation or by-laws, any other agreement, a vote of shareholders or a resolution of directors, or otherwise. This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise on which Indemnitee served at the request of the Company; or (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 12 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee, whether or not the Indenmitee is a director or officer or has ceased to be such, and his heirs, executors and administrators.

(b) The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The Company shall also require and cause an Acquiring Company (as defined below), to the extent that it is not a successor under the foregoing, to comply with the provisions of Section 15(c) relating to directors and officers liability insurance.

(c) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors and officers of the Company or fiduciaries of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee (whether a then-present director or officer or a former director or officer) shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such other director or officer under such policy or policies.

In addition, the Company or its successor or any Acquiring Company (defined as a company, not otherwise a successor, acquiring control of the Company after a Change in Control, directly or indirectly, through one or more subsidiaries or affiliates) shall cause to be maintained, for a period of not less than six years after the Indemnitee has ceased to be an officer or director of the Company, directors’ and officers’ liability insurance providing coverage for the Indemnitee as a former director and/or officer for events occurring prior to the time when the Indemnitee ceased to be a director or officer, so long as the annual premium therefor would not be in excess of 200% of the last annual premium (or its equivalent if more than one year’s premium was paid) prior to the date when the Indemnitee ceased to be a director or officer (the “Maximum Premium”). If the existing D&O Insurance expires, is terminated or canceled during such six-year period, the Company or its successor or the Acquiring Company shall use all reasonable efforts to cause to be obtained as much D&O Liability Insurance, including coverage for the Indemnitee as a former director and/or officer for such prior events, as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous than the existing D&O Insurance, provided that the obligations under this second paragraph of Section 15(c) of the Company or any successor, but not the obligations under this second paragraph of the Acquiring Company (which shall not be affected by this proviso), shall be subject, in the event of a liquidation of the Company under the Delaware General Corporation Law or a bankruptcy proceeding involving the Company under state or federal bankruptcy laws or the like, to the orders of the applicable court having jurisdiction in such liquidation or bankruptcy proceeding.

(d) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all papers required and take all action necessary to secure such rights including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(e) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has other-wise actually received such payment under any insurance policy, contract, agreement or otherwise.

16. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

17. Exception to Right of Indemnification or Advancement of Expenses.

Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, brought or made by him against the Company.

18. Definitions. For purposes of this Agreement:

(a) “Change in Control” means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the “Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percent-age interest; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

(b) “Corporate Status” describes the status of a person who is or was or has agreed to become a director of the Company, or is or was an officer or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

(c) “Disinterested Directors” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend or investigating a Proceeding.

(e) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(f) A “Potential Change in Control” shall be deemed to have occurred if: (i) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any Person or the Company publicly announces an intention to take or consider taking actions which if consummated would constitute a Change in Control; or (iii) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(g) “Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, arising on or after the date of this Agreement (and regardless of when the Indemnitee’s act or failure to act occurred), except one initiated by an Indemnitee pursuant to Section 12 of this Agreement to enforce his rights under this Agreement.

18. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

20. Modification and Waiver. This Agreement may be amended from time to time to reflect changes in Delaware law or for other reasons. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

21. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder, provided, however, that the failure to give any such notice shall not disqualify the Indemnitee from indemnification hereunder.

22. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a) If to Indemnitee, to:

[name and home address]

(b) If to the Company, to:

Secretary

BNS Co.

25 Enterprise Center, Suite 103

Middletown, RI 02842

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

23. Governing Law. The parties agree that this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

Attest: BNS Co.

By:		By:
	Elisa DePina	Michael Warren
	Corporate Secretary	President

Indemnitee

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